Exhibit 23.3

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment 3 to Registration Statement No. 333-189273 of our report dated June 12, 2013 relating to the financial statements and financial statement schedule of 333 South Hope Co. LLC included as Exhibit 99.1 of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

October 9, 2013